Exhibit 99.1

Acer Therapeutics Announces Appointment of Adrian Quartel, M.D., FFPM, as Chief Medical Officer

Industry veteran with over 20 years of drug development experience to oversee advancement of Acer’s product pipeline

NEWTON, MA – Feb. 22, 2022 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs, today announced the appointment of Adrian Quartel, M.D., FFPM, as Chief Medical Officer. Dr. Quartel will oversee Acer’s clinical development, medical affairs, regulatory and other scientific and medical functions.

“We are pleased to welcome Dr. Quartel to our experienced leadership team,” said Chris Schelling, CEO and Founder of Acer. “Dr. Quartel’s proven track record of guiding the clinical development, approval and launch of six rare disease products or treatments in the U.S. and Europe, and his experience as a board-certified physician in pharmaceutical medicine, will be a welcome addition to our team and provide vital strategic oversight as our product pipeline continues to advance and grow.”

Adrian Quartel, M.D., FFPM, added, “The chance to join Acer at such a pivotal time in the company’s history is compelling. Acer’s innovative business model and its unwavering devotion to patients offers the opportunity to make an immediate and positive difference in people’s lives. I look forward to leading Acer’s medical efforts in support of its mission to bring much-needed treatments to patients.”

Dr. Quartel joins Acer Therapeutics from Adamas Pharmaceuticals, a company focused on drug discovery, development, and delivery of treatments for neurological diseases, where he served as Chief Medical Officer since 2020. In his role at Adamas, Dr. Quartel oversaw research and development, as well as medical affairs and regulatory functions. Prior to Adamas, he served as the Group Vice President, Global Medical Affairs, at BioMarin Pharmaceuticals Inc. where he led the launch of six treatments for rare disease or rare genetic disorders, including KUVAN®, VIMIZIM® and Brineura®. Prior to BioMarin, Dr. Quartel held senior medical leadership roles at Astellas, Chiltern, and ICON Clinical Research where he was responsible for clinical development, pharmacovigilance, and medical affairs. Earlier in his career, Dr. Quartel worked as a clinical research fellow at UCLA Cedar Sinai and as a resident in cardio-thoracic surgery at Erasmus University Medical Center. Dr. Quartel received an M.D. from Erasmus University Medical School, Rotterdam, and a post graduate specialization in pharmaceutical medicine from the Faculty of Pharmaceutical Medicine in London. He is board certified by the General Medical Council (GMC) in pharmaceutical medicine in the United Kingdom.

Inducement Grant Under Nasdaq Marketplace Rule 5635(c)(4)

In connection with his appointment as Acer’s Chief Medical Officer, Dr. Quartel was issued a grant of a non-qualified option to purchase 200,000 shares of Acer’s common stock. The award was approved by the independent members of Acer’s Board of Directors and granted under the inducement award provision of Acer’s 2018 Stock Incentive Plan, with a grant date of February 21, 2022, as an inducement material to Dr. Quartel in entering into employment with Acer, in accordance with Nasdaq Marketplace Rule 5635(c)(4).

The per share exercise price of the option is equal to the closing price of Acer’s common stock on the trading day before the grant date. The option vests over a four-year period commencing on the date of grant, with 25% vesting on the one-year anniversary of the grant date and the remaining 75% vesting quarterly over the remaining three years (assuming continued service in all instances), with a standard post-service exercise period of 90 days. In addition, the option will accelerate and become fully vested immediately prior to a change in control but only to the extent that the optionee remains in the service of the Company immediately prior to such change in control. The option has a ten-year term.

Acer is providing this information in compliance with Nasdaq Marketplace Rule 5635(c)(4).

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes four programs: ACER-001 (sodium phenylbutyrate) for treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for treatment of induced Vasomotor Symptoms (iVMS); EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of infectious diseases, including COVID-19. Each of Acer’s product candidates is believed to present a comparatively de-risked profile, having one or more of a favorable safety profile, clinical proof-of-concept data, mechanistic differentiation and/or accelerated paths for development through specific programs and procedures established by the FDA. In March 2021, Acer entered into a Collaboration and License Agreement with Relief for development and commercialization of ACER-001. For more information, visit www.acertx.com.

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, timelines, future financial position, future revenues, projected expenses, regulatory submissions, actions or approvals, cash position, liquidity, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for our product candidates to safely and effectively treat diseases and to be approved for marketing; the commercial or market opportunity of any of our product candidates in any target indication and any territory; our ability to secure the additional capital necessary to fund our various product candidate development programs; the adequacy of our capital to support our future operations and our ability to successfully fund, initiate and complete clinical trials and regulatory submissions; the ability to protect our intellectual property rights; our strategy and business focus; and the development, expected timeline and commercial potential of any of our product candidates. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund our various product candidate development programs and to meet our business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by our intellectual property, risks related to the drug development and the regulatory approval process, including the timing and requirements of regulatory actions, and the impact of competitive products and technological changes. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and 10-Q/A, and our Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

Investor Contact:

Hans Vitzthum

LifeSci Advisors

Ph: 617-430-7578

hans@lifesciadvisors.com

Jim DeNike

Acer Therapeutics Inc.

Ph: 844-902-6100

jdenike@acertx.com

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